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                                                                    EXHIBIT 99.1

                CONSENT TO BE NAMED AS A NOMINEE FOR DIRECTOR
                                      OF
                         SWISSRAY INTERNATIONAL, INC.


        The undersigned hereby consents to be named in Amendment No. 1 to the Registration Statement to be filed by Swissray International, Inc. (the "Company") with the Securities and Exchange Commission, as a nominee for director of the Company and to serve in such capacity.


December 15, 1997

                                       /s/ DANIEL A. WUERSCH
                                       ----------------------------------
                                           Daniel A. Wuersch